Letter to Shareholders Q1 2022

Q1 2022 LETTER TO SHAREHOLDERS

Highlights

Financial and Operating Metrics

- ☆ Grew Q1 revenue to $220M, up 107% YoY
- ☆ Sold 6,714 ecommerce vehicles in Q1, up 51% YoY
- ☆ Achieved GPU of $1,607 and Adjusted GPU[1,2] of $1,681
- ☆ Sourced 96% of our ecommerce units from customers and partners


TOTAL REVENUE
$ IN MILLIONS
$30
$32
$60
$73
$106
$155
$180
$196
$220
$225-$235
guidance
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22
E2Q22


ECOMMERCE UNITS SOLD
1,421
1,822
2,946
3,308
4,452
5,871
6,487
6,441
6,714
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22

Q2 2022 & FY 2022 Guidance[1]

Q2 Revenue: $225M - $235M	**Q2 Adjusted GPU:** $1,800 - $2,000	**Q2 Adjusted EBITDA:** ($37M) - ($39M)
FY Revenue & Ecommerce Units: $1B - $1.1B & 34,000 - 38,000 units	**FY Adjusted GPU:** >$2,126	**FY Adjusted EBITDA Margin:** (12%) - (15%)

1. Adjusted Gross Profit, Adjusted Gross Profit per Unit (GPU), Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. Specific quantifications of the amounts that would be required to reconcile these items are not available. The Company believes that because of the forward looking nature of the adjusted EBITDA and adjusted gross profit guidance, there is uncertainty and unpredictability with respect to certain of its GAAP measures which preclude the Company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The Company believes that providing estimates of the amounts that would be required to reconcile the range of the Company's adjusted EBITDA and adjusted gross profit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
2. The Company has adjusted its method of computing Adjusted Gross Profit and Adjusted GPU to exclude depreciation recorded within cost on sales on the consolidated statement of operations. Reconciliations of Q1 2022 and the FY21 quarters to GAAP gross profit per unit under the new method is provided in the attached tables. No other measures were impacted by the change in methodology.

SHIFT 2

Q1 2022 LETTER TO SHAREHOLDERS The first quarter represented solid execution by our team amidst a challenging operating environment. With revenue of $220 million and adjusted GPU of $1,6811, we beat our first quarter guidance ranges, while our adjusted EBITDA loss of $46.6 million came within our guidance range. We are pleased with the progress we made on each of the three strategic priorities we detailed on our March earnings call — more detail can be found in the following pages. Concurrently, we want to highlight some actions we are taking today to maintain strong business performance despite a challenging macro environment. As we discussed on our March earnings call, 2022 for Shift is going to be a year of balanced growth and profitability, with a keen focus on driving operational efficiencies, cost savings, and ultimately improving our liquidity position. While this has always been our plan for 2022, the evolution of the macro environment over the first several months of the year has made these initiatives all the more important. More detail on these initiatives can be found in the following pages. We are highly focused on balancing capitalizing on the massive market opportunity, improving profitability, and prudently investing our capital. Our team’s focus on sustainable growth, while marching forward on our path to profitability, has enabled Shift to achieve strong results despite market challenges. Today, we are reaffirming our full year guidance across revenue, units, adjusted GPU, and adjusted EBITDA1. While we are very cognizant of the significant macroeconomic factors that are impacting consumer behavior and our industry, we feel confident about our strong execution for the year and our ability to adjust to the changing environment to ensure that we continue to execute successfully. 3 Dear Shareholders, Driving unit sales through increasing our in-market penetration and expanding into new markets Optimizing our personalized sales and fulfillment experience to drive higher conversion rates Expanding Adj. GPU1 through operational efficiencies and improving F&I — Strategic Priorities — 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this shareholder letter.

Q1 2022 LETTER TO SHAREHOLDERS Q1 Updates 4

Q1 2022 LETTER TO SHAREHOLDERS Expanding Adj. GPU1 through operational efficiencies and improving F&I 5 We continue to march forward on our strategic priorities for 2022: Optimizing our personalized sales and fulfillment experience to drive higher conversion rates We were extremely pleased with our performance in F&I this quarter, with Adjusted Other GPU1 growing 41% year-over-year to $1,322. This was the first time in Shift’s history that this metric has crossed the $1,300 mark. Our team has spent a lot of time learning about what has worked for us to improve our training and implement best practices in our F&I business. We’ve also invested in technology to automate certain parts of the process, allowing our people to focus even more on providing a high level of customer service. Additionally, we have also bolstered customer education of our offerings earlier on in the sales process. Although we’ve made huge progress in this area of our business, we still see a large opportunity for growth. In Q1, we began a transition in our sales and fulfillment teams to a return to an in-person sales team, from the remote team format that we’ve been operating in over the past two years due to COVID-19. We expect this realignment of our salesforce to meaningfully improve conversions. Based on feedback from our customers, we’ve also changed our process to include less touchpoints, which has yielded positive results. We believe these actions in aggregate will improve and streamline the customer experience, as well as drive down costs in the sales process. Driving unit sales through increasing our in-market penetration and expanding into new markets We continued our growth trajectory in ecommerce unit sales growth of 51% year-over-year in Q1. This was comprised of a balance of growth from our legacy West Coast markets and our newer Texas markets, which accounted for about 70% and 30% of the total growth, respectively. As part of our larger focus on balancing growth and profitability this year, we are prioritizing focus on our existing markets. There is still meaningful opportunity to capture share in our core West Coast markets, and notably a massive market in Texas, as evidenced by the strong unit contribution in Q1. In the near-term, we have paused our expansion into Las Vegas. While we still think this will be an attractive market in the long-term, we found the regulatory environment to be more challenging than anticipated, and did not deem this market to be essential to meet our 2022 goals.

Q1 2022 LETTER TO SHAREHOLDERS 6 Concurrently, in Q1, we implemented other initiatives to drive operating efficiencies and set ourselves up for long-term success: Offering a Full Spectrum Inventory to Consumers In response to the well-documented macroeconomic factors impacting vehicle affordability that have impacted both the consumer and the auto market as a whole, we are increasing the number of value cars in our inventory — vehicles 8 years or older, or over 100,000 miles. These value vehicles are significantly more affordable than our newer core vehicles. While we are certainly not immune from challenges posed by the pricing environment, our ability to leverage our full-spectrum inventory to cater to changing consumer needs gives us a greater advantage relative to peers with more concentrated inventory sets. We do not expect the increase in percentage of value cars to create any reconditioning challenges, but it’s possible that selling more value cars will result in an F&I decline quarter over quarter, which we view as a worthwhile trade-off given the higher front-end margin we typically see on value vehicles. Comprehensive Performance Management We executed on a comprehensive performance management and cost reduction initiative that led to a leaner, more efficient organization. In order to maintain operational excellence, we eliminated a number of corporate positions in April, about 10% of the corporate team, mostly through a normal course of performance management. These actions, coupled with the hiring initiative we completed in Q4 primarily to staff up our logistics and reconditioning teams, give us confidence that we are appropriately staffed to meet customer demand, while maintaining a cost-effective, lean organization. “If you know, you Shift” Brand Campaign Another update we’d like to highlight is our new brand campaign, which we started rolling out in select markets last week. As you may recall, we launched our first brand campaign about a year ago, and were very happy with the results, both in terms of brand awareness growth and marketing cost leverage. This new campaign builds upon that momentum, continuing to differentiate Shift as a simple, trustworthy way to buy a used car, with the tagline, “If you know, you Shift.” It’s a very clever, eye-catching campaign, and you’ll start seeing these creative assets rolled out through various channels in the coming months. At-the-Market Facility Finally, last week, we put in place an ATM, or at-the-market facility, of up to $150 million in new equity capital that we can draw upon over the next three years. This facility gives us flexibility as we continually evaluate all potential financing options.

Q1 2022 LETTER TO SHAREHOLDERS 7 Financial Overview

Q1 2022 LETTER TO SHAREHOLDERS Total Revenue for the first quarter grew to $220 million, an increase of 107% vs. the prior year period. Total units sold were 8,689, an increase of 45% YoY, with the ecommerce channel growing to 6,714 units, a 51% increase YoY. Gross Profit and Adjusted Gross Profit1 increased to $10.8 million and $11.3 million, respectively vs. $7.4 million and $7.6 million in the prior year period, respectively. Gross Profit per Unit and Adjusted Gross Profit1 per Unit reached $1,607 and $1,681, respectively in the quarter vs. $1,655 and $1,706, respectively in the prior year period. The slight decrease in GPU was driven by ecommerce GPU of $330 vs. $723 in the prior year period. As discussed last quarter, this was driven by sell-through of inventory acquired in 2021 during periods of higher relative used vehicle pricing, which we sold early in the first quarter when prices are seasonally lower. Ecommerce GPU is expected to recover in the second quarter as prices normalize. As is key to our long term strategy, we delivered a significant increase in adjusted other gross profit per unit (primarily F&I) growing to $1,322 in Q1. Our strategic investments in enhancing our ancillary product offerings by hiring and training a high-performance F&I team is showing great results. Total SG&A in the quarter was $63.5 million or 28.9% of revenue compared to $50.2 million or 47.4% in the prior year period. Total Marketing expense for the quarter was $11.9 million, down YoY by $3.4 million, due to our transition to brand marketing in the first quarter of 2021, which resulted in overlapping marketing expense. Net Loss for the first quarter was $57.0 million compared to $42.8 million in the prior year period. Adjusted EBITDA1 loss for the quarter was $46.6 million, or 21.2% of revenue compared to a loss of $34.4 million or 32.5% of revenue in Q1’21. The improvement in adjusted EBITDA margin year-over-year reflects continued operating leverage as we grow revenue. Cash, Cash Equivalents and Restricted Cash: We ended Q1 with cash and cash equivalents of $106.8 million, including $11.9M in restricted cash. Our total cash use in the first quarter was $88 million. The cash use in the quarter was unusually high due mostly to higher losses from operations, a $38 million investment in inventory to ensure a proper capacity for the busy spring season and the annual incentive payment for 2021 performance year. This cash use is expected to be reduced significantly for the coming quarters, as we convert the high point of inventory achieved in Q1 into sales and cash, while many of the annual or non-recurring payments are behind us. Shares Outstanding: As of March 31, 2022 we had 82.7 million shares outstanding. 1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this shareholder letter. Financial Results 8

Q1 2022 LETTER TO SHAREHOLDERS

Financial Outlook/Guidance

Revenue

- For the second quarter, we expect **revenue** to be in a range of $225 million to $235 million, or an increase of 45% to 52% year over year.
- For 2022, we continue to expect **revenue** to be in the range of approximately $1 billion to $1.1 billion, an increase of 57% to 73% vs. 2021. We continue to expect to sell 34,000 to 38,000 ecommerce cars, growth of 46% to 63% vs. 2021.

Adjusted GPU[1]

- For the second quarter, we anticipate **Adjusted GPU[1]** will be approximately $1,800 to $2,000.
- For 2022, we continue to expect **Adjusted GPU[1]** to be greater than our Adjusted GPU[1] for FY 2021 of $2,126. 2021 Adjusted GPU[1] included approximately $150 of price appreciation tailwind in Q2 '21, due to macro industry dynamics.

Adjusted EBITDA[1]

- **Adjusted EBITDA[1]** loss for Q2 2022 is expected to be ($37M) to ($39M).
- **Adjusted EBITDA[1]** margin for the full year is expected to be in the range of (12%) - (15%). This guidance is unchanged from Q1.

Our outlook for Q2 2022 and re-affirmed guidance for FY 2022 reflects the growing demand for the Shift offering and our ability to execute at a high level.

Q2 2022 Guidance

Revenue	Adj. GPU[1]	Adj. EBITDA[1]
$225M-$235M	$1,800-$2,000	($37M)-($39M)

FY 2022 Guidance

Revenue & Ecommerce Units	Adj. GPU[1]	Adj. EBITDA Margin[1]
$1B-$1.1B 34,000-38,000	>$2,126	(12%)-(15%)

1. Adjusted Gross Profit, Adjusted Gross Profit per Unit, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. Specific quantifications of the amounts that would be required to reconcile these items are not available. The Company believes that because of the forward looking nature of the adjusted EBITDA and adjusted gross profit guidance, there is uncertainty and unpredictability with respect to certain of its GAAP measures which preclude the Company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The Company believes that providing estimates of the amounts that would be required to reconcile the range of the company's adjusted EBITDA and adjusted gross profit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

SHIFT
9

Q1 2022 LETTER TO SHAREHOLDERS Closing 10 George Arison Co-founder and CEO Oded Shein CFO Jeff Clementz President We’d like to thank our Shift team for a strong Q1 performance, in an ever-changing macro environment. We believe we have the right team and plan in place to meet our long-term vision, and look forward to continuing to execute on this vision in 2022. Sincerely, Conference Call Information Tuesday, May 10, 2022 2:00 pm PT / 5:00 pm ET (833) 614-1395 or (914) 987-7116 Live webcast: investors.shift.com An archived webcast of the conference call will be accessible on Shift’s Investor Relations page, https://investors.shift.com/. A telephonic replay of the conference call will be available until Tuesday, May 17, 2022, and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and entering the passcode 1275604.

Q1 2022 LETTER TO SHAREHOLDERS We are building Shift to be a leading and transformative ecommerce platform for auto sales, by focusing on the following in 2022: 1. Expanding Adjusted GPU1 through operational efficiencies and improving F&I 2. Optimizing our personalized sales and fulfillment experience to drive higher conversion rates 3. Driving unit sales through increasing our in-market penetration and expanding into new markets 111. Adjusted Gross Profit, Adjusted Gross Profit per Unit, and Adjusted EBITDA are non-GAAP financial measures. Please see the discussion in the section “Explanation of Non-GAAP Measures” and the reconciliations included at the end of this shareholder letter.

Q1 2022 LETTER TO SHAREHOLDERS 12 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands, except share and per share amounts) (unaudited) As of March 31 2022 As of December 31 2021 ASSETS Current assets: Cash and cash equivalents $ 94,883 $ 182,616 Accounts receivable, net of allowance for doubtful accounts of $280 and $304 19,954 20,084 Inventory 160,327 122,743 Prepaid expenses and other current assets 7,948 7,392 Total current assets 283,112 332,835 Property and equipment, net 9,473 7,940 Operating lease right-of-use assets 26,216 - Capitalized website and internal use software costs, net 10,519 9,262 Restricted cash, non-current 11,900 11,725 Deferred borrowing costs, net 487 564 Other non-current assets 3,189 3,414 Total assets $ 344,896 $ 365,740 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $ 15,166 $ 15,175 Accrued expenses and other current liabilities 35,599 43,944 Current maturities of operating lease liabilities 4,491 - Flooring line of credit 100,005 83,252 Total current liabilities 155,261 142,371 Convertible notes, net 144,623 144,335 Non-current operating lease liabilities 22,738 - Other non-current liabilities 1,657 3,762 Total liabilities 324,279 290,468 Stockholders’ equity: Preferred stock – par value $0.0001 per share; 1,000,000 shares authorized at March 31, 2022 and December 31, 2021, respectively - - Common stock – par value $0.0001 per share; 500,000,000 shares authorized at March 31, 2022 and December 31, 2021, respectively; 82,679,131 and 81,369,311 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively 8 8 Additional paid-in capital 518,368 515,975 Accumulated deficit (497,759) (440,711) Total stockholders’ equity 20,617 75,272 Total liabilities and stockholders’ equity $ 344,896 $ 365,740

Q1 2022 LETTER TO SHAREHOLDERS 13 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Statements of Operations and Comprehensive Loss (in thousands, except share and per share amounts) (unaudited) Three Months Ended March 31, 2022 2021 REVENUE Ecommerce revenue, net $ 183,081 $ 88,954 Other revenue, net 8,712 4,019 Wholesale vehicle revenue 27,787 13,031 Total revenue 219,580 106,004 Cost of sales 208,792 98,638 Gross profit 10,788 7,366 OPERATING EXPENSES Selling, general and administrative expenses 63,537 50,234 Depreciation and amortization 1,680 1,101 Total operating expenses 65,217 51,335 Loss from operations (54,429) (43,969) Change in fair value of financial instruments - 2,153 Interest and other expense, net (2,578) (939) Net loss before income taxes (57,007) (42,755) Provision for income taxes 41 - Net loss and comprehensive loss attributable to common stockholders $ (57,048) $ (42,755) Net loss and comprehensive loss per share attributable to common stockholders, basic and diluted $ (0.70) $ (0.55) Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted 81,825,252 77,909,110

Q1 2022 LETTER TO SHAREHOLDERS 14 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Year Ended March 31, 2022 2021 CASH FLOWS FROM OPERATING ACTIVITIES Net loss $ (57,048) $ (42,755) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 2,019 1,173 Stock-based compensation expense 4,192 8,203 Change in fair value of financial instruments - (2,153) Amortization of operating lease right-of-use assets 2,162 - Contra-revenue associated with milestones 159 159 Amortization of debt discounts 365 - Changes in operating assets and liabilities: Accounts receivable 130 (12,782) Inventory (37,762) (25,167) Prepaid expenses and other current assets (2,179) (4,129) Other non-current assets (27) 296 Accounts payable (543) 1,760 Accrued expenses and other current liabilities (6,243) 3,005 Operating lease liabilities (1,925) - Other non-current liabilities (1,670) 915 Net cash, cash equivalents, and restricted cash used in operating activities (98,370) (71,475) CASH FLOWS FROM INVESTING ACTIVITIES Purchases of property and equipment (1,444) (1,135) Capitalized website internal-use software costs (2,328) (1,353) Net cash, cash equivalents, and restricted cash used in investing activities (3,772) (2,488)

Q1 2022 LETTER TO SHAREHOLDERS 15 Shift Technologies, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (cont.) (in thousands) (unaudited) Year Ended March 31, 2022 2021 CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from flooring line of credit facility 126,903 57,096 Repayments of flooring line of credit facility (110,150) (39,661) Exchange of warrants for cash - (497) Proceeds from stock option exercises, including from early exercised options 3 200 Payment of tax withheld for common stock issued under stock-based compensation plans (2,162) - Repurchase of shares related to early exercised options (10) (1) Net cash, cash equivalents, and restricted cash provided by financing activities 14,584 17,137 Net decrease in cash, cash equivalents and restricted cash (87,558) (56,826) Cash, cash equivalents and restricted cash, beginning of period 194,341 235,541 Cash, cash equivalents and restricted cash, end of period $ 106,783 $ 178,715

Q1 2022 LETTER TO SHAREHOLDERS Shift Technologies, Inc. and Subsidiaries Key Operating Metrics (unaudited) 16 Three Months Ended March 31, 2022 2021 Units: Ecommerce units 6,714 4,452 Wholesale units 1,975 1,527 Total units sold 8,689 5,979 Ecommerce ASP $ 27,269 $ 19,981 Wholesale ASP $ 14,069 $ 8,534 Gross Profit per Unit Ecommerce gross profit per unit $ 330 $ 723 Other gross profit per unit 1,298 903 Wholesale gross profit (loss) per unit (21) 29 Total gross profit per unit $ 1,607 $ 1,655 Average monthly unique visitors 822,856 709,409 Average days to sale 56 47 Ecommerce vehicles available for sale 5,464 3,736 # of regional hubs 10 6

Q1 2022 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries
Reconciliation of Gross Profit to Adjusted Gross Profit
(unaudited)

	Three Months Ended March 31,			
	2022		2021	
Total gross profit:				
GAAP total gross profit	$	10,788	$	7,366
Warrant impact adjustment[1]		159		159
Depreciation in cost of sales[2]		339		71
Adjusted total gross profit	$	11,286	$	7,596
Ecommerce gross profit:				
GAAP ecommerce gross profit		2,214	$	3,217
Warrant impact adjustment[1]		—		—
Depreciation in cost of sales[2]		339		71
Adjusted ecommerce gross profit	$	2,553	$	3,288
Other gross profit:				
GAAP other gross profit	$	8,712	$	4,019
Warrant impact adjustment[1]		159		159
Depreciation in cost of sales[2]		-		-
Adjusted other gross profit	$	8,871	$	4,178
Wholesale gross profit:				
GAAP wholesale gross profit	$	(138)	$	130
Warrant impact adjustment[1]		-		-
Depreciation in cost of sales[2]		-		-
Adjusted wholesale gross profit	$	(138)	$	130

1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the condensed consolidated statements of operations and comprehensive loss.
2. Includes depreciation expense attributed to reconditioning facilities included in cost of sales on the condensed consolidated statements of operations and comprehensive loss.

SHIFT 17

Q1 2022 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Reconciliation of Gross Profit Per Unit to Adjusted Gross Profit Per Unit

(in thousands) (unaudited)

	Three Months Ended March 31,			
	2022		2021	
Total gross profit per unit:				
GAAP total gross profit per unit	$	1,607	$	1,655
Warrant impact adjustment per unit(1)		24		35
Depreciation adjustment per unit(2)		50		16
Adjusted total gross profit per unit	$	1,681	$	1,706
Ecommerce gross profit per unit:				
GAAP ecommerce gross profit per unit	$	330	$	723
Warrant impact adjustment per unit(1)		—		—
Depreciation adjustment per unit(2)		50		16
Adjusted ecommerce gross profit per unit	$	380	$	739
Other gross profit per unit:				
GAAP other gross profit per unit	$	1,298	$	903
Warrant impact adjustment per unit(1)		24		35
Depreciation adjustment per unit(2)		—		—
Adjusted other gross profit per unit	$	1,322	$	938
Wholesale gross profit per unit:				
GAAP wholesale gross profit per unit	$	(21)	$	29
Warrant impact adjustment per unit(1)		—		—
Depreciation adjustment per unit(2)		—		—
Adjusted wholesale gross profit per unit	$	(21)	$	29

1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the condensed consolidated statements of operations and comprehensive loss.
2. Includes depreciation expense attributed to reconditioning facilities included in cost of sales on the condensed consolidated statements of operations and comprehensive loss.

SHIFT 18

Q1 2022 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Reconciliation of Gross Profit to Adjusted Gross Profit

(unaudited)

	Three Months Ended							
	March 31 2021		June 30 2021		September 30 2021		December 31 2021	
Total gross profit:								
GAAP total gross profit	$	7,366	$	16,331	$	12,952	$	12,141
Warrant impact adjustment[1]		159		159		159		159
Depreciation in cost of sales[2]		71		101		227		267
Adjusted total gross profit	$	7,596	$	16,591	$	13,338	$	12,567
Ecommerce gross profit:								
GAAP ecommerce gross profit	$	3,217	$	10,903	$	7,458	$	3,683
Warrant impact adjustment[1]		—		—		—		—
Depreciation in cost of sales[2]		71		101		227		267
Adjusted ecommerce gross profit	$	3,288	$	11,004	$	7,685	$	3,950
Other gross profit:								
GAAP other gross profit	$	4,019	$	5,075	$	6,215	$	7,324
Warrant impact adjustment[1]		159		159		159		159
Depreciation in cost of sales[2]		-		-		-		-
Adjusted other gross profit	$	4,178	$	5,234	$	6,374	$	7,483
Wholesale gross profit:								
GAAP wholesale gross profit	$	130	$	353	$	(721)	$	1,134
Warrant impact adjustment[1]		-		-		-		-
Depreciation in cost of sales[2]		-		-		-		-
Adjusted wholesale gross profit	$	130	$	353	$	(721)	$	1,134

1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the condensed consolidated statements of operations and comprehensive loss.
2. Includes depreciation expense attributed to reconditioning facilities included in cost of sales on the condensed consolidated statements of operations and comprehensive loss.

SHIFT 19

Q1 2022 LETTER TO SHAREHOLDERS

Shift Technologies, Inc. and Subsidiaries

Reconciliation of Gross Profit to Adjusted Gross Profit per Unit

(unaudited)

	Three Months Ended			
	March 31 2021	June 30 2021	September 30 2021	December 31 2021
Total gross profit per unit:				
GAAP total gross profit per unit	$ 1,655	$ 2,781	$ 1,997	$ 1,885
Warrant impact adjustment per unit[1]	35	28	24	25
Depreciation adjustment per unit[2]	16	17	35	41
Adjusted total gross profit per unit	$ 1,706	$ 2,826	$ 2,056	$ 1,951
Ecommerce gross profit per unit:				
GAAP ecommerce gross profit per unit	$ 723	$ 1,857	$ 1,150	$ 572
Warrant impact adjustment per unit[1]	-	-	-	-
Depreciation adjustment per unit[2]	16	17	35	41
Adjusted ecommerce gross profit per unit	$ 739	$ 1,874	$ 1,185	$ 613
Other gross profit per unit:				
GAAP other gross profit per unit	$ 903	$ 864	$ 958	$ 1,137
Warrant impact adjustment per unit[1]	35	28	24	25
Depreciation adjustment per unit[2]	-	-	-	-
Adjusted other gross profit per unit	$ 938	$ 892	$ 982	$ 1,162
Wholesale gross profit per unit:				
GAAP wholesale gross profit per unit	$ 29	$ 60	$ (111)	$ 176
Warrant impact adjustment per unit[1]	-	-	-	-
Depreciation adjustment per unit[2]	-	-	-	-
Adjusted wholesale gross profit per unit	$ 29	$ 60	$ (111)	$ 176

1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the condensed consolidated statements of operations and comprehensive loss.
2. Includes depreciation expense attributed to reconditioning facilities included in cost of sales on the condensed consolidated statements of operations and comprehensive loss.

SHIFT 20

Q1 2022 LETTER TO SHAREHOLDERS 21 Shift Technologies, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (unaudited) Three Months Ended March 31, 2022 2021 ADJUSTED EBITDA RECONCILIATION ($ in thousands) Net Loss $ (57,048) $ (42,755) (+) Interest and other Expense, net 2,578 939 (+) Stock-based compensation 4,192 8,203 (+) Change in fair value of financial instruments - (2,153) (+) Depreciation & amortization 2,019 1,173 (+) Warrant Impact Adjustment—Contra-Revenue(1) 159 159 (+) Fair transaction costs 1,471 - (+) Provision for income taxes 41 - Adjusted EBITDA $ (46,588) $ (34,434) EBITDA Margin (%) (21.2)% (32.5)% 1. Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss

Q1 2022 LETTER TO SHAREHOLDERS period. To classify whether a visitor is “unique”, we dedupe (a technique for eliminating duplicate copies of repeating data) each visitor based on email address and phone number, if available, and if not, we use the anonymous ID which lives in each user’s internet cookies. This practice ensures that we do not double-count individuals who visit our website multiple times within a month. We view average monthly unique visitors as a key indicator of the strength of our brand, the effectiveness of our advertising and merchandising campaigns and consumer awareness. Average Days to Sale We define average days to sale as the number of days between Shift’s acquisition of a vehicle and sale of that vehicle to a customer, averaged across all ecommerce units sold in a period. We view average days to sale as a useful metric in understanding the health of our inventory. Ecommerce Vehicles Available for Sale We define ecommerce vehicles available for sale as the number of ecommerce vehicles in inventory on the last day of a given reporting period. Until we reach an optimal pooled inventory level, we view ecommerce vehicles available for sale as a key measure of our growth. Growth in ecommerce vehicles available for sale increases the selection of vehicles available to consumers, which we believe will allow us to increase the number of vehicles we sell. Moreover, growth in ecommerce vehicles available for sale is an indicator of our ability to scale our vehicle purchasing, inspection and reconditioning operations. Number of Regional Hubs We define a hub as a physical location at which we recondition and store units bought and sold within a market. Because of our omni-channel fulfillment model with our on-demand delivery test drive offering, we are able to service super-regional areas with a radius of approximately two hours of driving time from a single hub location. This is a key metric as each hub expands our service area inspection, reconditioning and storage capacity. Key Operating Metrics Ecommerce Units Sold We define ecommerce units sold as the number of vehicles sold to customers in a given period, net of returns. We currently have a seven-day, 200 mile return policy. The number of ecommerce units sold is the primary driver of our revenues and, indirectly, gross profit, since ecommerce unit sales enable multiple complementary revenue streams, including all financing and protection products. We view ecommerce units sold as a key measure of our growth, as growth in this metric is an indicator of our ability to successfully scale our operations while maintaining product integrity and customer satisfaction. Wholesale Units Sold We define wholesale units sold as the number of vehicles sold through wholesale channels in a given period. While wholesale units are not the primary driver of revenue or gross profit, wholesale is a valuable channel as it allows us to be able to purchase vehicles regardless of condition, which is important for the purpose of accepting a trade-in from a customer making a vehicle purchase from us, and as an online destination for consumers to sell their cars even if not selling us a car that meets our retail standards. Ecommerce Average Sale Price We define ecommerce average sale price (“ASP”) as the average price paid by a customer for an ecommerce vehicle, calculated as ecommerce revenue divided by ecommerce units. Ecommerce average sale price helps us gauge market demand in real-time and allows us to maintain a range of inventory that most accurately reflects the overall price spectrum of used vehicle sales in the market. Wholesale Average Sale Price We define wholesale average sale price as the average price paid by a customer for a wholesale vehicle, calculated as wholesale revenue divided by wholesale units. We believe this metric provides transparency and is comparable to our peers. Average Monthly Unique Visitors We define a monthly unique visitor as an individual who has visited our website within a calendar month, based on data collected on our website. We calculate average monthly unique visitors as the sum of monthly unique visitors in a given period, divided by the number of months in that 22

Q1 2022 LETTER TO SHAREHOLDERS 23 Explanation Of Non-GAAP Measures In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Adjusted Gross Profit, Adjusted gross profit per unit (“Adjusted GPU”), and Adjusted EBITDA, each of which is discussed below. These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of gross profit to Adjusted Gross Profit,” “Reconciliation of gross profit per unit to Adjusted gross profit per unit” and “Reconciliation of net loss to Adjusted EBITDA” included as part of this shareholder letter. Adjusted Gross Profit Management evaluates our business based on an adjusted gross profit calculation that removes the financial impact associated with milestones achieved under our Lithia warrant arrangement and depreciation related to reconditioning facilities that is included in cost of sales. These items resulted in reductions in gross profit in our consolidated financial statements as applicable to the periods presented. These are non-cash adjustments, and we do not expect any material future non-cash gross profit adjustments related to the Lithia warrant agreement. We examine adjusted gross profit in aggregate as well as for each of our revenue streams: ecommerce, other, and wholesale. Adjusted Gross Profit per Unit We define adjusted gross profit per unit (“Adjusted GPU”) as the adjusted gross profit for ecommerce, other and wholesale, each of which divided by the total number of ecommerce units sold in the period. Adjusted GPU is driven by ecommerce vehicle revenue, which generates additional revenue through attachment of our financing and protection products, and gross profit generated from wholesale vehicle sales. We present Adjusted GPU from our three revenues streams, as ecommerce Adjusted GPU, Wholesale Adjusted GPU and Other Adjusted GPU. We believe Adjusted GPU is a key measure of our growth and long-term profitability.

Q1 2022 LETTER TO SHAREHOLDERS 24 Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization, net interest income or expense, impact of warrant remeasurement, warrant milestone impact, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons: ● Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. ● Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. ● Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include: ● Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period. ● Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements. ● Change in fair value of financial instruments is a non-cash gain or loss. Liability-classified financial instruments represent potential future obligations to settle liabilities by issuing the Company’s common stock. Adjusted EBITDA does not reflect changes in the fair value of these obligations. ● Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments. ● Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense. ● Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.

Q1 2022 LETTER TO SHAREHOLDERS Cautionary Statement Regarding Forward Looking Statements This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) Shift’s ability to sustain its current growth, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (4) the operational and financial outlook of Shift; (5) the ability for Shift to execute its growth strategy; (6) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; and (7) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. 25

Q1 2022 LETTER TO SHAREHOLDERS CONTACT IR ir@shift.com PRESS press@shift.com /shiftcars /driveshift /company/shift-cars /driveshiftcars